Form 3 Joint Filer Information
Name: 	Commerce Energy Group, Inc.
Address: 	600 Anton Boulevard, Suite 2000
		Costa Mesa, CA 92626
Designated Filer: 	Commonwealth Energy Corporation
Issuer & Ticker Symbol: 	Power Efficiency Corporation (PEFF)
Date of Event Requiring Statement: 6/14/2004

Signature: 	          /S/ RICHARD L. BOUGHRUM
		Richard L. Boughrum, Chief Financial Officer